Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and Shareholders of Frank Russell Investment Company

In planning and performing our audits
of the financial statements of Russell
Investment Funds (the Fund) for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  A material weakness,
for purposes of this report, is a
condition in which the design or
operation of one or more of the
internal control components does
not reduce to a relatively low
level the risk that misstatements
caused by error or fraud in amounts
that would be material in relation
to the financial statements being
audited may occur and not be detected
within a timely period by employees
in the normal course of performing
their assigned functions.  However,
we noted no matters involving internal
control and its operation, including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
December 31, 2004.

This report is intended solely for
the information and use of the Board
of Trustees, management and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.




Seattle, Washington
February 14, 2005